Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-149730, 333-179602, 333-215545 and 333-234317 on Form S-8 of our report dated February 26, 2020, relating to the financial statements of Big 5 Sporting Goods Corporation and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 29, 2019.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 26, 2020